Exhibit 2

VOCE CATALYST PARTNERS LP, VOCE CAPITAL LLC, VOCE CAPITAL MANAGEMENT LLC, J. DANIEL PLANTS AND ADDITIONAL PERSONS NOMINATED BY VOCE CATALYST PARTNERS LP TO STAND FOR ELECTION AT THE 2017 ANNUAL MEETING OF SHAREHOLDERS OF AIR METHODS CORPORATION (THE “COMPANY”) (COLLECTIVELY, THE “PARTICIPANTS”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF THE COMPANY. ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC WEBSITE AT HTTP://WWW.SEC.GOV/.

INFORMATION ABOUT THE PARTICIPANTS’ INTERESTS BY SECURITY HOLDINGS

Voce Capital Management LLC, together with the entities and individuals below (collectively, the “Participants”), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the shareholders of the Company in connection with the 2017 annual meeting of shareholders (the “Proxy Solicitation”).

The Participants include: (i) Voce Catalyst Partners LP, a Delaware limited partnership (“VCP”); (ii) Voce Capital Management LLC, a California limited liability company (“VCM”); (iii) Voce Capital LLC, a Delaware limited liability company (“VC”); (iv) J. Daniel Plants, a United States citizen (“Mr. Plants”, and together with VCP, VCM and VC, “Voce”) and (v) each of the following individuals whom Voce proposes to nominate as a director pursuant to the Proxy Solicitation, in addition to Mr. Plants: Robert H. Fish, Gregory K. Guckes and William A. Mathies (together with Mr. Plants, each a “Nominee” and collectively, the “Nominees”).

As of the close of business on February 14, 2017, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act as used throughout this Exhibit 2), in the aggregate, 1,126,415 shares of common stock, par value $0.06 per share of the Company (the “Common Stock”). Of the 1,126,415 shares of Common Stock beneficially owned in the aggregate by Voce, including the 200 shares of Common Stock owned by VCP in record name, such shares of Common Stock may be deemed to be beneficially owned as follows: (a) 1,126,415 shares of Common Stock may be deemed to be beneficially owned by VCM, by virtue of it being the investment advisor to certain investment funds, including VCP; (b) 1,126,415 shares of Common Stock may be deemed to be beneficially owned by VC, by virtue of it being the general partner of VCP; and (c) 1,126,415 shares of Common Stock may be deemed to be beneficially owned by Mr. Plants by virtue of him being the sole managing member of VC and the Managing Partner of VCM.